K&E DRAFT 2/9/16

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-KCURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2016
Horsehead Holding Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)
4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)
724-774-1020 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On February 8, 2016, Horsehead Holding Corp. (the “Company”) and its direct and indirect wholly-owned subsidiaries Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc. (together with the Company, the “Debtors”) entered into a Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement (the “DIP Credit Agreement”), with certain holders of the Company’s 10.50% Senior Secured Notes due 2017 (the “Senior Secured Notes”), as lenders (the “DIP Lenders”), and Cantor Fitzgerald Securities, as administrative agent (the “DIP Agent”). The entry into the DIP Credit Agreement was approved on an interim basis by an order (the “Interim DIP Order”) of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) where the Debtors filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and on an interim basis by a recognition order (the “Interim DIP Recognition Order”) of the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”).
The DIP Credit Agreement provides for a senior secured super priority credit facility in the aggregate principal amount of up to $90 million (the “DIP Facility”). Advances under the DIP Facility are only permitted up to an aggregate amount set forth in the budget delivered pursuant to the DIP Credit Agreement, which, subject to permitted variances, reflects projected receipts, expenditures and accrued professional fees of the Debtors on a weekly basis for 13 weeks starting from the date of filing of the Bankruptcy Petitions (the “Budget”).

Initial proceeds from the DIP Facility were used, among other things, to repay in full and terminate all obligations under the Revolving Credit and Security Agreement, dated as of April 29, 2014, by and among Zochem Inc., the Company, as guarantor, and PNC Bank, National Association, as agent and lender (as amended or supplemented from time to time, the “PNC Credit Facility”) on February 9, 2016, pay certain guaranty fees to Zochem Inc., pay fees and expenses incurred through the closing date of the DIP Facility and pay other amounts permitted in the Budget (including any permitted variances) and for general corporate purposes. The proceeds from the DIP Facility may be used to pay administrative expenses for goods and services in the ordinary course of business and other expenses each in accordance with the Budget (including any permitted variances), pay amounts owing to the DIP Agent and the DIP Lenders and pay certain carve-out obligations related to the bankruptcy proceedings and other agreements and obligations as approved by the Bankruptcy Court and the Canadian Court, if applicable.

Interest on the outstanding principal amount of loans outstanding under the DIP Facility is payable monthly in arrears at a per annum rate equal to 14.0%. Upon an event of default under the DIP Facility, all obligations under the DIP Credit Agreement will bear interest at a rate equal to the standard interest rate plus an additional 2.0% per annum. The Debtors paid to the DIP Lenders a commitment fee equal to 4.5% of the DIP Lenders’ respective commitments thereunder on the closing date of the DIP Facility and will pay an unused commitment fee calculated at a rate per annum equal to 4.0% of the DIP Lenders’ respective unfunded commitments on the first day of each month thereafter. All repayments or prepayments of advances under the DIP Facility, whether through optional prepayments, mandatory prepayments, at maturity, upon acceleration or otherwise, are subject to a premium equal to 2.5% of the principal amount of the loans being repaid. The Debtors are allowed to make voluntary prepayments and will have to make certain mandatory prepayments upon sale of collateral or receipt of insurance and condemnation event proceeds.

The obligations under the DIP Credit Agreement are secured by a “priming,” first-priority lien on substantially all of the Debtors’ assets, except that (i) the DIP Facility is subject to the carve-out and adequate protection liens with respect to the Credit Agreement, dated as of June 30, 2015, by and among Horsehead Corporation, The International Metals Reclamation Company, LLC and Horsehead Metal Products, LLC, the lenders from time to time party thereto, and Macquarie Bank Limited, as administrative agent and sole arranger (as amended or supplemented from time to time, the “Macquarie Credit Facility”), (ii) all liens and claims have recourse to the proceeds of causes of avoidance actions under Chapter 5 of the Bankruptcy Code only upon entry of a final DIP order by the Bankruptcy Court (the “Final DIP Order”), (iii) the priority of the DIP Agent’s lien on the collateral is subject to valid, perfected liens that are senior to the liens securing the Macquarie Credit Facility and the Senior Secured Notes as set forth in the DIP Credit Agreement, and (iv) with respect to the collateral of Zochem Inc., the liens securing the DIP Facility are also subordinate to the administration charge provided for in the supplemental order of the Canadian Court in an amount of CAD $100,000 but are senior to any other charges granted in proceedings by the Canadian Court. The liens securing the DIP Facility prime the liens securing the Senior Secured Notes and include a first priority priming lien on the equity interests of non-debtor subsidiaries of the Debtors, including Horsehead Zinc Recycling, LLC.
Pursuant to the DIP Credit Agreement, during certain test periods (commencing with the two week period starting on February 7, 2016 and building to a rolling four week test period), the Debtors must not permit (i) actual total operating receipts to be less than 80% of projected total operating receipts as set forth in the Budget (for the first three test periods) and actual total operating disbursements plus cumulative accrued but unpaid professional fees to be greater than 120% of projected total operating disbursements plus cumulative accrued but unpaid professional fees as set forth in the Budget (for the first three test periods), or (ii) actual total operating receipts to be less than 85% of projected total operating receipts as set forth in the Budget and actual total operating disbursements plus cumulative accrued but unpaid professional fees to be greater than 115% of projected total operating disbursements plus cumulative accrued but unpaid professional fees as set forth in the Budget thereafter. The Debtors must also meet a minimum restructuring EBITDA with respect to each of The International Metals Reclamation Company, LLC and Zochem Inc. as of the last day of each month in respect of the period then elaped since February 1, 2016. The DIP Credit Agreement contains customary representations of the Debtors, and provides for certain events of default customary for similar DIP financings. Furthermore, failure to comply with the following milestones will result in an event of default:

•	No later than February 23, 2016, the Bankruptcy Court shall have entered the Final DIP Order;

•	No later than February 25, 2016, the Canadian Court shall have entered a final recognition order recognizing and enforcing the Final DIP Order in Canada (the “Final DIP Recognition Order”);

•
No later than March 13, 2016, the Debtors shall have filed a plan of reorganization acceptable to the DIP Lenders holding more than 75% of total loans and commitments under the DIP Facility, an ad hoc group of holders of Senior Secured Notes, and the Debtors, and a disclosure statement with respect to the plan of reorganization;

•	No later than April 17, 2016, the Bankruptcy Court shall have entered an order approving the disclosure statement of the plan of reorganization;

•	No later than April 19, 2016, the Canadian Court shall have entered an order approving the disclosure statement of the plan of reorganization;

•	No later than May 27, 2016, the Bankruptcy Court shall have entered an order confirming the plan of reorganization;

•	No later than May 29, 2016, the Canadian Court shall have entered an order confirming the plan of reorganization; and

•	No later than June 11, 2016, the Debtors shall consummate the transactions contemplated by the plan of reorganization.
Subject to certain conditions, the maturity date of the DIP Facility is the earlier of (a) February 8, 2017, (b) the earlier of (i) the date on which the Interim DIP Order expires, (ii) February 23, 2016, if the Final DIP Order or the Final DIP Recognition Order have not been entered by then, (iii) the date of the substantial consummation of the plan of reorganization that is confirmed pursuant to an order of the Bankruptcy Court and recognized by an order of the Canadian Court, (iv) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to Section 363 of the Bankruptcy Code, and (v) the date any outstanding extensions of credit under the DIP Facility become due and payable in accordance with the terms of the loan documents, whether by acceleration or otherwise.
Item 1.02    Termination of a Material Definitive Agreement.
As described in Item 1.01 hereto, the Debtors used proceeds from the DIP Facility to repay in full and terminate the PNC Credit Facility on February 9, 2016. Following such payment, all liens granted in connection with the PNC Credit Facility were released.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 hereto is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1
Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of February 8, 2016, by and among the Horsehead Holding Corp., Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc., as borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Cantor Fitzgerald Securities, as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2016	HORSEHEAD HOLDING CORP.

By: /s/ Robert D. Scherich____________
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

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